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                            [Boston EquiServe Logo]

                                  May 28, 1998

Marc A. Simpson
American Industrial Properties Reit
6210 N Beltline Suite 170
Irving, TX 75063

CERTIFICATE OF TABULATION

Dear Mr. Simpson:

In connection with the Annual Meeting of Shareholders of American Industrial Properties Reit held on May 27, 1998, we tabulated proxies representing 8,702,729 shares of Common Stock or 78% of the total outstanding shares voted in the following manner:




PROPOSAL I (ELECTION OF TRUST MANAGERS)

For                  Against                  Abstain
---                  -------                  -------
8,641,043            56,900                   4,786

(See attached Schedule for breakdown of votes cast for each Nominee)

PROPOSAL II (RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
            INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998)

For                  Against                  Abstain
---                  -------                  -------
8,649,770            28,499                   24,460

PROPOSAL III (IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
             OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF)


For                  Against                  Abstain
---                  -------                  -------
6,678,105            110,011                  1,914,613






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We further certify that on the record date of April 24, 1997, there were
11,151,434 shares of Common Stock of the Company issued and outstanding and entitled to be voted at the Annual Meeting, if represented.


                                        Sincerely,

                                        /s/ MONIQUE HUGHES
                                        -----------------------------------
                                        Monique Hughes
                                        Account Administrator

cc: Jocelyn J. Turner,
    Account Manager
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                    SCHEDULE OF VOTES CAST FOR EACH DIRECTOR


                                   Total Vote for           Total Vote Withheld
                                   Each Director            Each Director
                                   --------------           -------------------

William H. Bricker                    8,643,578                    59,151

T. Patrick Duncan                     8,643,999                    58,730

Robert E. Giles                       8,645,829                    56,900

Edward B. Kelley                      8,641,043                    61,686

Stanley J. Kraska, Jr.                8,645,091                    57,638

Russell C. Platt                      8,644,990                    57,739

Charles W. Wolcott                    8,644,361                    58,368
